UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2017

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended Credit Agreement

On May 11, 2015, Babcock & Wilcox Enterprises, Inc. (“we” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto in connection with its spin-off from The Babcock & Wilcox Company (now known as BWX Technologies, Inc.). The Credit Agreement, which is scheduled to mature on June 30, 2020, provides for a senior secured revolving credit facility, initially in an aggregate amount of up to $600.0 million. The proceeds from loans under the Credit Agreement are available for working capital needs and other general corporate purposes, and the full amount is available to support the issuance of letters of credit.

On August 9, 2017, we entered into Amendment No. 3 to Credit Agreement (the “Amendment” and the Credit Agreement, as amended to date, the “Amended Credit Agreement”) to, among other things: (1) permit us to incur the debt under the Second Lien Credit Agreement (discussed further below), (2) modify the definition of EBITDA in the Amended Credit Agreement to exclude: (a) up to $115.2 million of charges for certain Renewable segment contracts for periods that include the quarter ended June 30, 2017, (b) up to $4.0 million of aggregate restructuring expenses incurred during the period from July 1, 2017 through September 30, 2018 measured on a consecutive four-quarter basis, (c) commencing with the quarter ending September 30, 2017, realized and unrealized foreign exchange gains and losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities, and (d) fees and expenses incurred in connection with the Amendment, (3) replace the maximum leverage ratio with a maximum senior debt leverage ratio, (4) decrease the minimum consolidated interest coverage ratio, (5) limit our ability to borrow under the Amended Credit Agreement during the covenant relief period to $250.0 million in the aggregate, (6) reduce commitments under the revolving credit facility from $600.0 million to $500.0 million, (7) require us to maintain liquidity (as defined in the Amended Credit Agreement) of at least $75.0 million as of the last business day of any calendar month, (8) require us to repay outstanding borrowings under the revolving credit facility (without any reduction in commitments) with certain excess cash, (9) increase the pricing for borrowings and commitment fees under the Amended Credit Agreement, (10) limit our ability to incur debt and liens during the covenant relief period, (11) limit our ability to make acquisitions and investments in third parties during the covenant relief period, (12) permit our share repurchase from an affiliate of American Industrial Partners (“AIP”), (13) limit our capital expenditures in each fiscal year to $27.5 million, (14) beginning with the quarter ending September 30, 2017, limit to no more than $25.0 million any net income losses attributable to certain Vølund projects, and (15) increase reporting obligations and require us to hire a third-party consultant. The covenant relief period will end, at our election, when the conditions set forth in the Amended Credit Agreement are satisfied, but in no event earlier than the date on which we provide the compliance certificate for our fiscal quarter ending December 31, 2018.

After giving effect to the Amendment, loans outstanding under the Amended Credit Agreement bear interest at our option at either (1) the LIBOR rate plus 5.0% per annum or (2) the base rate (the highest of the Federal Funds rate plus 0.5%, the one month LIBOR rate plus 1.0%, or the administrative agent’s prime rate) plus 4.0% per annum. A commitment fee of 1.0% per annum is charged on the unused portions of the revolving credit facility. A letter of credit fee of 2.50% per annum is charged with respect to the amount of each financial letter of credit outstanding, and a letter of credit fee of 1.50% per annum is charged with respect to the amount of each performance and commercial letter of credit outstanding. Additionally, an annual facility fee of $1.5 million is payable on the first business day of 2018 and 2019, and a pro rated amount is payable on the first business day of 2020.

Under the Amended Credit Agreement, the maximum permitted senior debt leverage ratio (as defined in the Amended Credit Agreement) is:

•	6.00:1.0 for the quarter ending September 30, 2017,

•	8.50:1.0 for each of the quarters ending December 31, 2017 and March 31, 2018,

•	6.25:1.0 for the quarter ending June 30, 2018,

•	4.00:1.0 for the quarter ending September 30, 2018,

•	3.75:1.0 for the quarter ending December 31, 2018,

•	3.25:1.0 for each of the quarters ending March 31, 2019 and June 30, 2019, and

•	3.00:1.0 for the quarter ending September 30, 2019 and each quarter thereafter.

Under the Amended Credit Agreement, the minimum consolidated interest coverage ratio (as defined in the Credit Agreement) is:

•	1.50:1.0 for the quarter ending September 30, 2017,

•	1.00:1.0 for each of the quarters ending December 31, 2017 and March 31, 2018,

•	1.25:1.0 for the quarter ending June 30, 2018,

•	1.50:1.0 for each of the quarters ending September 30, 2018 and December 31, 2018,

•	1.75:1.0 for each of the quarters ending March 31, 2019 and June 30, 2019, and

•	2.00:1.0 for the quarter ending September 30, 2019 and each quarter thereafter.

Second Lien Credit Agreement

On August 9, 2017, we entered into a second lien credit agreement (the “Second Lien Credit Agreement”) with Lighthouse Capital LLC, an affiliate of AIP, as administrative agent and lender, and the other lenders party thereto governing a second lien term loan facility. The second lien term loan facility consists of a second lien term loan in the principal amount of $175.9 million, all of which we borrowed on August 9, 2017, and a delayed draw term loan facility in the principal amount of up to $20.0 million, which may be drawn in a single draw prior to June 30, 2020, subject to certain conditions. Borrowings under the second lien term loan, other than the delayed draw term loan, bear interest at 10% per annum, and borrowings under the delayed draw term loan bear interest at 12% per annum, in each case payable quarterly. The second lien term loan has a scheduled maturity of December 30, 2020. Any delayed draw borrowings would also have a scheduled maturity of December 30, 2020. In connection with our entry into the second lien term loan facility, we used a portion of the proceeds from the second lien term loan to repurchase approximately 4.8 million shares of our common stock held by an affiliate of AIP for approximately $50.9 million, which was one of the conditions precedent for the second lien term loan facility.

Borrowings under the Second Lien Credit Agreement are (1) guaranteed by substantially all of our wholly owned domestic subsidiaries, but excluding our captive insurance subsidiary, and (2) secured by second-priority liens on certain assets owned by us and the guarantors. The Second Lien Credit Agreement requires interest payments on loans on a periodic basis until maturity. Voluntary prepayments made during the first year after closing are subject to a make-whole premium, voluntary prepayments made during the second year after closing are subject to a 3.0% premium and voluntary prepayments made during the third year after closing are subject to a 2.0% premium. The Second Lien Credit Agreement requires us to make certain prepayments on any outstanding loans after receipt of cash proceeds from certain asset sales or other events, subject to certain exceptions and a right to reinvest such proceeds in certain circumstances, and subject to certain restrictions contained in an intercreditor agreement among the lenders under the Amended Credit Agreement and the Second Lien Credit Agreement.

The Second Lien Credit Agreement contains representations and warranties, affirmative and restrictive covenants, financial covenants and events of default substantially similar to those contained in the Amended Credit Agreement, subject to appropriate cushions. The Second Lien Credit Agreement is generally less restrictive than the Amended Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 above relating to the Amendment to the Amended Credit Agreement and the Second Lien Term Loan Agreement is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1
Amendment No. 3, dated August 9, 2017, to Credit Agreement, dated May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Lender, and the other Lenders party thereto

10.2
Second Lien Credit Agreement, dated August 9, 2017, among Babcock & Wilcox Enterprises, Inc., as the Borrower, Lightship Capital LLC, as Administrative Agent and Lender, and the other Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

August 15, 2017	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
Amendment No. 3, dated August 9, 2017, to Credit Agreement, dated May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Lender, and the other Lenders party thereto

10.2
Second Lien Credit Agreement, dated August 9, 2017, among Babcock & Wilcox Enterprises, Inc., as the Borrower, Lightship Capital LLC, as Administrative Agent and Lender, and the other Lenders party thereto